UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 8, 2006

BIOLOK INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

DELAWARE	333-126394	65-0317138
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

368 S. Military Trail
Deerfield Beach, FL 33442
(Address of Principal Executive Offices)

(954) 698-9998
(Registrant’s telephone number, including area code)

with a copy to:

Jonathan L. Shepard, Esquire
Siegel, Lipman, Dunay & Shepard, LLP
5355 Town Center Road, Suite 801
Boca Raton, FL 33486

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Merger Agreement

On September 7, 2006, BioLok International Inc. (the “Company”) (OTC: BLLI) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Tumbler Holdings, Inc. (“Tumbler”), a wholly-owned subsidiary of HealthpointCapital Partners II, L.P. (“HealthpointCapital”), and Tumbler Merger Corp., a wholly-owned subsidiary of Tumbler (“Merger Sub”). Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Merger Sub has agreed to commence a cash tender offer (the “Offer”) for all of the issued and outstanding shares of common stock, par value $0.01 per share, of the Company at a purchase price of $2.15 per share (the “Offer Price”). As soon as practicable after the consummation of the Offer, Merger Sub will merge with and into the Company (the “Merger”) and the Company will become an indirect wholly-owned subsidiary of HealthpointCapital. In the Merger, the remaining stockholders of the Company, other than such stockholders who have validly exercised their appraisal rights under the Delaware General Corporation Law, will be entitled to receive the Offer Price.

The obligation of Merger Sub to accept for payment and pay for the shares tendered in the Offer is subject to a number of conditions described in the Merger Agreement, including Merger Sub’s ownership, following such acceptance, of at least a majority of all then-outstanding shares of the Company’s common stock, calculated on a fully-diluted basis.

The closing of the Merger is subject to customary closing conditions.

Stockholders Support Agreement

In connection with the Merger Agreement, and in order to induce Tumbler and Merger Sub to enter into the Merger Agreement, officers and directors Bruce L. Hollander and Ingo K. Kozak; officer Patricio Nilo; and directors Daniel C. Lubin, Harold Alexander, Neil H. Smith, and Harold Wiesman, in their respective capacities as stockholders of the Company (or, in the case of Mr. Lubin, in his capacity as the managing partner of a stockholder (Radius Ventures, LLC)), concurrently with the execution and delivery of the Merger Agreement, entered into Stockholders Support Agreements, each effective as of September 7, 2006 (the “Stockholders Support Agreements”), with Merger Sub, pursuant to which the stockholders agreed, among other things, to tender the shares held by them in the Offer and to give Merger Sub their proxy to vote such shares in favor of adoption of the Merger Agreement, all upon the terms and subject to the conditions set forth in such Stockholders Support Agreements.

The Merger Agreement and the form of the Stockholders Support Agreement are attached hereto as Exhibits 2.2 and 4.3, respectively, and are incorporated herein by reference in their entirety. The foregoing descriptions of the Merger Agreement and the Stockholders Support Agreements do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements.

Item 7.01 Regulation FD Disclosure

On September 8, 2006, BioLok issued a press release announcing that it had agreed to be acquired by Tumbler Holdings, Inc., a wholly-owned subsidiary of HealthpointCapital Partners II, L.P. The text of the press release is furnished as Exhibit 99.1 attached hereto. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act and shall not be deemed incorporated by reference into any filing under the Securities Act.

Item 9.01 Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.	Description
2.2	Agreement and Plan of Merger, dated September 7, 2006, by and among Tumbler Holdings, Inc., Tumbler Merger Corp. and BioLok International Inc.
4.3	Form of Stockholders Support Agreement by and between BioLok International Inc. and certain stockholders of BioLok International Inc. and each director.
99.1	Text of the Company’s press release, dated September 8, 2006, entitled “BioLok International to be Acquired by HealthpointCapital.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 8, 2006	By:	/s/ Bruce L. Hollander
Bruce L. Hollander, CEO and President